
Pricing Supplement No. 6 Dated February 4, 1998       Filed Pursuant to: Rule
424(b)(3)                      -----------------------
(To Prospectus dated October 8, 1997 and                     File No.: 333-36587
Prospectus Supplement dated October 28, 1997)

                         FIRST CHICAGO NBD CORPORATION
                          MEDIUM-TERM NOTES, SERIES H
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
Date of Issue:  2/9/98       [ ] Fixed Rate     [ ] Commercial Paper Rate Note   [ ] LIBOR Reuters
               -----------   [X] Senior         [ ] Federal Funds Rate Note      [X] LIBOR Telerate
Maturity Date:  2/9/01       [ ] Subordinated   [ ] CD Rate Note                 [ ] Prime Rate Note
               -----------                      [ ] CMT Rate Note                [ ] Treasury Rate Note
                                                [ ] LIBOR Note
Principal Amount:     $50,000,000.00
                 --------------------------------------------------------------------------------------
Issue Price (As a Percentage of Principal Amount):   100%
                                                  -----------------------------------------------------
Interest Rate/Initial Interest Rate:   Not available
                                    -------------------------------------------------------------------
Interest Payment Dates:  9th day of February, May, August and November of each year
                       --------------------------------------------------------------------------------
Interest Reset Dates:  9th day of February, May, August and November of each year
                     ----------------------------------------------------------------------------------
Index Maturity:  90 days
               ----------------------------------------------------------------------------------------
Designated CMT Maturity Index:
                               ------------------------------------------------------------------------
Spread:    +5 basis points
       ------------------------------------------------------------------------------------------------
Spread Multiplier:  None
                  -------------------------------------------------------------------------------------
Minimum Interest Rate:   None
                      ---------------------------------------------------------------------------------
Maximum Interest Rate:  None
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Interest Payment Period:  February 9, 1998 to May 11, 1998 and quarterly thereafter, up to but
                        -------------------------------------------------------------------------------
                           excluding the interest payment date
                        -------------------------------------------------------------------------------
Interest Rate Reset Period:  February 9, 1998 to May 11, 1998 and quarterly thereafter, up to but
                           ----------------------------------------------------------------------------
                              excluding the interest payment date
                           ----------------------------------------------------------------------------
Redemption Date(s) or Period:  None
                             --------------------------------------------------------------------------
Optional Repayment Date(s):   None
                           ----------------------------------------------------------------------------
Calculation Agent (If Applicable):  The First National Bank of Chicago
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
Additional Terms:

This Pricing Supplement may be used by First Chicago Capital Markets, Inc. ("FCCM"), a wholly owned subsidiary of the issuer, in connection with offer and sales related to secondary market transactions in the Notes. FCCM may act as principal or agent in such transactions. Such sales will be made at prices related to the prevailing market prices at the time of sale.